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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT


                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


       Date of Report (Date of earliest event reported) September 11, 1996


                      TECHNICLONE INTERNATIONAL CORPORATION
             (Exact name of Registrant as specified in its charter)



              California                 0-17085            95-3698422
     (State or other jurisdiction      (Commission        (IRS Employer
           of incorporation)           File Number)      Identification No)



        14282 Franklin Avenue, Tustin, California                92780
        (Address of principal executive offices)               (Zip Code)



        Registrant's telephone number, including area code (714) 838-0500



                                 Not Applicable
          (Former name or former address, if changed since last report)

                                  Page 1 of 33
                             Exhibit Index on Page 4
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ITEM 5.  OTHER EVENTS

         On September 11, 1996, the Company entered into a Purchase Agreement for Real Property and Escrow Instructions dated as of September 11, 1996 with
TR KOLL TUSTIN TECH CORP. ("Koll"). Under the terms of the agreement, the Company agreed to purchase from Koll land and a building located at 14272 Franklin Avenue, Tustin, California 92780 for the purchase price of $1,524,663. This 24,201 square foot building is adjacent to the Company's existing building which was purchased in April 1996. The building to be purchased is partially occupied by tenants under the terms of leasing arrangements and the balance of the building, consisting of approximately 5,000 square feet, will be occupied by the Company over the next six months to support expanded in-house research and development operations. The Company retains the option to terminate the tenant leases at the end of a two year period if needed to expand its antibody production capabilities. The Company expects to make a down payment of approximately $500,000 towards the building purchase and to finance the balance under the terms of a mortgage loan currently being negotiated. The closing of the transaction is expected to take place on or before October 15, 1996.

ITEM 7.  EXHIBITS

EXHIBIT NO.    DESCRIPTION

10.1 Purchase Agreement for Real Property and Escrow Instructions dated as of September 11, 1996 by and between TR Koll Tustin Tech Corp., an Illinois corporation, and Registrant.






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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                            TECHNICLONE INTERNATIONAL
                                            CORPORATION

Date:  September 11, 1996                   By:  /s/ R.C. SHEPARD
                                                 -------------------------------
                                                 R.C. Shepard
                                                 Assistant Secretary





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                                  EXHIBIT INDEX

                                                                     SEQUENTIAL
EXHIBIT NO.       DESCRIPTION                                        PAGE NO.
- -----------       -----------                                        ----------

10.1              Purchase Agreement for Real Property                    5
                  and Escrow Instructions dated as of
                  September 11, 1996 by and between
                  TR Koll Tustin Tech Corp., an Illinois
                  corporation, and Registrant.





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